UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

October 12, 2021

SUPERIOR DRILLING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Utah (State of Incorporation)	46-4341605 (I.R.S. Employer Identification No.)

1583 South 1700 East Vernal, Utah (Address of principal executive offices)	84078 (Zip code)

Commission File Number: 001-36453

Registrant’s telephone number, including area code: (435) 789-0594

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	SDPI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registered Direct Offering

On October 14, 2021, Superior Drilling Products, Inc. (the “Company”) entered into a share purchase agreement (the “Purchase Agreement”) which provides for the sale and issuance by the Company to a certain institutional investor, named therein, of 1,739,131 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an offering price of $1.15 per share in a registered direct offering (the “Registered Offering”) priced at-the-market under NYSE American rules for gross proceeds of approximately $2,000,000 before deducting placement agent fees and related offering expenses. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The Company intends to use the net proceeds of the offering for working capital and general corporate purposes.

EF Hutton, division of Benchmark Investments, LLC acted as the sole placement agent (the “Placement Agent”) on a “reasonable best efforts” basis, in connection with the Registered Offering pursuant to a placement agency agreement (the “Placement Agency Agreement”), dated and entered as of October 12, 2021, by and between the Company and the Placement Agent. In accordance with the Placement Agency Agreement, the Placement Agent will be entitled to a cash fee of 7% of the gross proceeds raised in the Registered Offering and reimbursement of certain out-of-pocket expenses including attorney’s fees.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Registered Offering is being made pursuant to a Registration Statement (No. 333-239608) on Form S-3, which was filed by the Company with the Securities and Exchange Commission on July 1, 2020, and declared effective on July 29, 2020. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy Shares, nor shall there be any sale of Shares in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The closing of the Registered Offering is expected to occur on or about October 19, 2021 (“Closing Date”), subject to the satisfaction of customary closing conditions.

The Placement Agency Agreement and Purchase Agreement are filed as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agency Agreement and Purchase Agreement are qualified in their entirety by reference to such exhibits.

Item 8.01 Other Events

The Company issued a press release announcing the Registered Offering on October 14, 2021. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The Company is filing the opinion of its counsel, Snell & Wilmer L.L.P., as Exhibit 5.1 hereto, regarding the legality of the Shares covered by the Purchase Agreement.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The closing of the Offering is subject to the satisfaction of customary closing conditions and there is no assurance that the Company will satisfy those conditions. While the Company believes its plans, intentions, and expectations reflected in those forward-looking statements are reasonable, these plans, intentions, or expectations may not be achieved. The Company’s actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
1.1	Placement Agency Agreement dated October 12, 2021, between Superior Drilling Products, Inc. and EF Hutton, division of Benchmark Investments, LLC.
5.1	Opinion of Snell & Wilmer L.L.P.
10.1	Share Purchase Agreement dated October 14, 2021, between Superior Drilling Products, Inc. and the purchasers identified on the signature pages thereto
23.1	Consent of Snell & Wilmer L.L.P (included in Exhibit 5.1)
99.1	Press Release dated October 14, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superior Drilling Products, Inc.
(Registrant)

October 18, 2021	/s/ Christopher D. Cashion
(Date)	Christopher D. Cashion Chief Financial Officer